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                                      EXHIBIT 11

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                          ANALYSTS INTERNATIONAL CORPORATION




                                      EXHIBIT 11
                                    (Page 1 of 2)


                      CALCULATION OF PRIMARY EARNINGS PER SHARE


                                                 Year Ended June 30
                                         --------------------------------------

                                                1995        1996         1997
                                                ----        ----         ----

Net earnings                             $11,256,000 $12,418,000  $16,381,000
                                         ----------- -----------  -----------
                                         ----------- -----------  -----------

Weighted average number of
common shares outstanding                 14,386,000  14,568,000   14,730,000

Dilutive effect of stock
  options outstanding after
  application of treasury
  stock method                               162,000     246,000      299,000
                                         ----------- -----------  -----------
                                          14,548,000  14,814,000   15,029,000
                                         ----------- -----------  -----------
                                         ----------- -----------  -----------

Net earnings per common
and common equivalent
share, based upon weighted
average number of shares
outstanding                                     $.77        $.84        $1.09
                                         ----------- -----------  -----------
                                         ----------- -----------  -----------

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                          ANALYSTS INTERNATIONAL CORPORATION

                                      EXHIBIT 11
                                    (Page 2 of 2)


                   CALCULATION OF FULLY DILUTED EARNINGS PER SHARE

                                                     Year Ended June 30
                                          -----------------------------------
                                                1995        1996         1997
                                                ----        ----         ----

Net earnings                             $11,256,000 $12,418,000  $16,381,000
                                         ----------- -----------  -----------
                                         ----------- -----------  -----------

Weighted average number of
common shares outstanding                 14,386,000  14,568,000   14,730,000

Dilutive effect of stock
  options outstanding after
  application of treasury
  stock method                               194,000     266,000      334,000
                                         ----------- -----------  -----------
                                          14,580,000  14,834,000   15,064,000
                                         ----------- -----------  -----------
                                         ----------- -----------  -----------

Net earnings per common and
common equivalent share,based
upon weighted average number of
shares outstanding
                                                $.77        $.84        $1.09
                                         ----------- -----------  -----------



No significant variation in primary versus fully diluted earnings per share existed for the years 1995-1997.